EXHIBIT 10.47


[logo] JEFFERIES
                                                       Jefferies & Company, Inc.
                                                  520 Madison Avenue, 12th Floor
                                                        New York, New York 10022

      Investment Banking


                                                                October 28, 2004


SMARTSERV ONLINE, INC.
2250 Butler Pike, Suite 150
Plymouth Meeting, PA 19462

Attention:   Mr. Robert M. Pons
             President / Chief Executive Officer

Ladies and Gentlemen:

      1. Retention. This letter agreement (the "Agreement") confirms that SmartServ Online, Inc., a Delaware corporation (the "Company"), has engaged Jefferies & Company, Inc. ("Jefferies") to act as financial advisor to the Company in connection with providing general advisory services with respect to corporate finance and capital raising activities, merger and acquisition transactions and other related endeavors. These services include, but are not limited to, Jefferies (a) acting as exclusive financial advisor to the Company in connection with a potential purchase of Telco Group Inc. (the "Target") or any of the Target's material assets through any structure or form of transaction including, but not limited to, a direct or indirect acquisition, purchase of assets, merger, consolidation, restructuring, transfer of securities or any similar or related transaction (the "Acquisition"); (b) if requested by the Company, rendering Jefferies' written opinion to the Board of Directors of the Company as to whether the consideration to be paid in connection with the proposed Acquisition is fair to the Company, from a financial point of view (the "Fairness Opinion"); and (c) acting as exclusive financial advisor to the Company in connection with the provision of any financing (the "Financing") associated with any such Acquisition. The transactions contemplated in Sections 1(a), 1(b) and 1(c) above shall each individually and collectively be referred to herein as the "Transaction." Additionally, Jefferies agrees not to represent any other parties in regard to an acquisition or financing of the Target (a) without the consent of the Company, which consent shall not be unreasonably withheld, or (b) until the later of the termination of this Agreement or nine months from the date of this Agreement.

      2. Information on the Company and the Target. In connection with Jefferies' activities hereunder, the Company will furnish Jefferies and its counsel with all materials and information regarding the business and financial condition of the Company and the Target which the Company believes are relevant to the Transaction or which Jefferies requests (all such information so furnished being the "Information") and, if deemed reasonably necessary by Jefferies and the Company in connection with any Transaction,

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SMARTSERV ONLINE, INC.
October 28, 2004
Page 2

with an information memorandum with respect to the Company, the Target and such Transaction, as applicable (such memorandum, including all exhibits, supplements or amendments thereto, the "Offering Materials"). The Company recognizes and confirms that Jefferies: (a) will use and rely solely on the Information, the Offering Materials, information obtained from the Target (the "Target Information") and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) is authorized as the Company's exclusive financial advisor, to transmit to any prospective participant in a Transaction a copy or copies of the Information, Offering Materials, Target Information and other legal documentation necessary or advisable in connection with the transactions contemplated hereby and (c) does not assume responsibility for the accuracy or completeness of the Information, Offering Materials, the Target Information or such other information.

      3. Use of Name and Advice. The Company agrees that any reference to Jefferies in any release, communication, or other material is subject to Jefferies' prior written approval, which may be given or withheld in its sole discretion and which will expire immediately upon Jefferies' resignation or the termination of this Agreement. No statements made or advice rendered by Jefferies in connection with the services performed by Jefferies pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any communication, whether written or oral, prepared, issued or transmitted, directly or indirectly, by the Company without the prior written authorization of Jefferies, which may be given or withheld in its sole discretion, except to the extent required by law (in which case the appropriate party shall so advise Jefferies in writing prior to such use and shall consult with Jefferies with respect to the form and timing of disclosure).

      4. Accuracy of the Information and Offering Materials. The Company agrees that neither the Information nor the Offering Materials will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall advise Jefferies promptly of the occurrence of any event or any other change prior to the closing of a Transaction which could reasonably be expected to result in the Information or the Offering Materials containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      5. Compensation. In payment for services rendered and to be rendered hereunder by Jefferies with respect to a Transaction, the Company agrees to pay to Jefferies as follows:

            (a) Upon execution of this Agreement, the Company shall pay to Jefferies a nonrefundable engagement fee of 50,000 shares of the Company's common stock.

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SMARTSERV ONLINE, INC.
October 28, 2004
Page 3

            (b) In addition, (i) upon execution of an exclusivity agreement, letter of intent or indication of interest relating to an Acquisition, the Company shall pay to Jefferies 75,000 shares of the Company's common stock; and
(ii) upon execution of a definitive agreement relating to an Acquisition, the Company shall pay to Jefferies 75,000 shares of the Company's common stock.

            (c) In addition, if the Company requests a Fairness Opinion, the Company shall pay to Jefferies a non-refundable fee of 250,000 shares of the Company's common stock upon the earlier of the written or oral delivery of the Fairness Opinion by Jefferies to the Company.

            (d) In addition, upon consummation of an Acquisition, the Company shall pay to Jefferies a cash fee of $1,250,000, against which all fees paid pursuant to Sections 5(a), 5(b) and 5(c) hereof shall be credited. For purposes of this Section 5(d), common stock of the Company transferred pursuant to Sections 5(a), 5(b) and 5(c) shall be valued at $1.00 per share.

            (e) In addition, the Company shall pay to Jefferies fees to be mutually agreed upon by the parties upon the raising of any Financing in connection with a Transaction, regardless of the source of such Financing and whether or not such Financing is sourced, negotiated, structured, issued, placed or sold by Jefferies. If the Company and Jefferies cannot agree on the fees to be paid pursuant to this Section 5(e), the Company shall pay to Jefferies cash fees of (x) 5% of the value of any equity provided and (y) 2.25% of the value of any debt provided, upon the receipt of such Financing and assuming Jefferies is involved with such Financings. If Jefferies is not involved in the Financing, the Company shall pay to Jefferies cash fees of 3.0% and 1.5% of any equity and debt Financing, respectively.

            (f) In addition to the fees to be paid to Jefferies as provided in Sections 5(a), 5(b), 5(c), 5(d) and 5(e) hereof, without regard to whether any Transaction is consummated or this Agreement is terminated, the Company shall pay to, or on behalf of, Jefferies, promptly as billed, all reasonable fees, disbursements and out-of-pocket expenses incurred by Jefferies in connection with its services to be rendered hereunder (including, without limitation, the fees and disbursements of Jefferies' counsel, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures).

            (g) Jefferies may resign and the Company may terminate Jefferies' services at any time after nine months from the date of this Agreement, each by giving prior written notice to the other. If Jefferies resigns or the Company terminates Jefferies' services for any reason, Jefferies and its counsel shall be entitled to receive all of the amounts due pursuant to Sections 5(a), 5(b), 5(c), 5(d), 5(e) and 5(f) hereof up to and including the effective date of such termination or resignation, as the case may be. If Jefferies' services hereunder are terminated by the Company and the Company completes the Acquisition of Target contemplated herein within nine months of such termination,

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SMARTSERV ONLINE, INC.
October 28, 2004
Page 4

then the Company shall pay Jefferies concurrently with the closing of such transaction in cash the fees as outlined in Sections 5(d) and 5(e).

            (h) All fees payable to Jefferies pursuant to this Section 5 shall be payable via wire transfer of cash or transfer of securities, as the case may be, to an account designated by Jefferies. Except as set forth in Section 5(d), no fee paid or payable to Jefferies or any of its affiliates shall be credited against any other fee paid or payable to Jefferies or any of its affiliates.

      6. Indemnity; Limitation of Liability. Since Jefferies will be acting on behalf of the Company as set forth in this Agreement, and as an integral part of the consideration of the services to be rendered hereunder, the Company shall indemnify Jefferies and certain other Indemnified Persons (as defined in Schedule A hereto) in accordance with Schedule A attached hereto. The Company shall not and shall cause its affiliates and their respective directors, officers, managers, members, employees, shareholders and agents not to, initiate any action or proceeding against Jefferies or any other Indemnified Person in connection with this engagement or the Transaction unless such action or proceeding is based solely upon the gross negligence or willful misconduct of Jefferies or any such Indemnified Person. Jefferies and the Indemnified Persons shall not be deemed agents or fiduciaries of the Company or its stockholders, and will not have the authority to legally bind the Company. Jefferies will not make an appraisal or valuation of any assets or liabilities of the Company in connection with its services hereunder.

      7. Conditions of Engagement. It is understood that the execution of this Agreement shall not be deemed or construed as obligating Jefferies to purchase any portion of the Target or any securities issued by the Company or the Target in connection with the Transaction. Without limiting the foregoing, Jefferies' services to be performed hereunder are subject to certain conditions, including, among others, (i) approval of Jefferies' Underwriting Assistance Committee, to be given or withheld in its sole discretion, (ii) satisfactory completion of due diligence on the Company and Target by Jefferies, (iii) the form and terms of the Securities being mutually acceptable to the Company, Jefferies and prospective purchasers of the Securities, (iv) market conditions, and (v) no adverse change in the condition of the Company and the Target.

      8. Survival of Certain Provisions. The indemnity and contribution agreements contained in Schedule A to this Agreement and Sections 2-6, 11-17 and this Section 8 of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Jefferies, or by or on behalf of any affiliate of Jefferies or any person controlling or controlled by either, (b) completion of the Transaction, (c) the resignation of Jefferies or any termination of Jefferies' services or (d) any amendment, expiration or termination of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Jefferies, and the Indemnified Persons.

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SMARTSERV ONLINE, INC.
October 28, 2004
Page 5

      9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the address set forth above, and (b) if to Jefferies, at the offices of Jefferies at 520 Madison Ave., 12th Floor, New York, New York 10022,
Attention: General Counsel.

      10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      11. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested. Any attempted assignment of this Agreement made without such consent shall be void and of no effect, at the option of the non-assigning party.

      12. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company, Jefferies and the other Indemnified Persons referred to in Schedule A hereof and their respective successors, permitted assigns, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.

      13. Construction and Choice of Law. This Agreement, together with Schedule A attached hereto, incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Agreement and any issue arising out of or relating to the parties' relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

      14. Arbitration. The parties agree that any dispute, claim or controversy directly or indirectly relating to or arising out of this Agreement, the termination or validity hereof, any alleged breach of this Agreement or the engagement contemplated hereby (any of the foregoing, a "Claim") shall be submitted to JAMS/ENDISPUTE, or its successor, in New York, New York, for mediation; and if the matter is not resolved through mediation, then it shall be submitted for final and binding arbitration in front of a panel of three arbitrators with JAMS/ENDISPUTE in New York, New York under the JAMS/ENDISPUTE Comprehensive Arbitration Rules and Procedures (with each of Jefferies and the Company choosing one arbitrator, and the chosen arbitrators choosing the third arbitrator). The arbitrators shall, in their award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrators and the reasonable attorneys' fees of the prevailing party, against the party who did not prevail. The award in the arbitration shall be final and binding. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The Company

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SMARTSERV ONLINE, INC.
October 28, 2004
Page 6

agrees and consents to personal jurisdiction, service of process and venue in any federal or state court within the State of New York in connection with any action brought to enforce an award in arbitration.

      15. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

      16. Press Announcements. At any time after the consummation or other public announcement of the Transaction, Jefferies may place an announcement in such newspapers and publications as it may choose, stating that Jefferies has acted as set forth herein in connection with the Transaction, and may use, from time to time, the Company's name and logo and a brief description of the Transaction in publications and/or marketing materials prepared and/or distributed by Jefferies.

      17. Amendment; Waiver. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto. No waiver by either party of any breach of any provision of this Agreement shall be deemed a waiver of any similar or any other provision of this Agreement at the same or any prior or subsequent time. To be effective, a waiver must be set forth in writing signed by the waiving party and must specifically refer to this Agreement and the provision being waived.

      18. Term. Except as provided herein, this Agreement shall run from the date of this letter until terminated pursuant to Section 5 above (the "Term"). The Company agrees that during the Term it will not, directly or indirectly, effect a Transaction or otherwise contact or approach any person with respect thereto other than through Jefferies.

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SMARTSERV ONLINE, INC.
October 28, 2004
Page 7

      Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Jefferies as of the date first above written.

                                               Sincerely,

                                               JEFFERIES & COMPANY, INC.
                                               By   /s/ Gregg Feinstein
                                                  -----------------------
                                               Name:    Gregg Feinstein
                                               Title:   Managing Director
                                                        Director of M&A

Accepted and Agreed:

SMARTSERV ONLINE, INC.


By  /s/ Robert M. Pons
  -----------------------
Name:   Robert M. Pons
Title:  CEO

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                                                                   EXHIBIT 10.47

                                   SCHEDULE A


      Reference is hereby made to the engagement letter attached hereto between Jefferies & Company, Inc. ("Jefferies") and the Company as defined therein (as amended from time to time in accordance with the terms thereof, the "Agreement"). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

      Since Jefferies will be acting on behalf of the Company in connection with the transactions contemplated by the Agreement, and as part of the consideration for the agreement of Jefferies to furnish its services pursuant to such Agreement, the Company agrees to indemnify and hold harmless Jefferies and its affiliates and their respective officers, directors, managers, members, partners, counsel, employees and agents, and any other persons controlling Jefferies or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and the respective agents, employees, officers, directors, managers, members, partners, counsel and shareholders of such persons (Jefferies and each such other person being referred to as an "Indemnified Person"), to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with (i) actions taken or omitted to be taken by the Company, its affiliates, employees or agents, (ii) actions taken or omitted to be taken by any Indemnified Person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with services rendered pursuant to, the Agreement or any Transaction or proposed transaction contemplated thereby or any Indemnified Person's role in connection therewith, provided, however, that the Company shall not be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Person to the extent, and only to the extent, that it is finally judicially determined that they are due solely to such Indemnified Person's gross negligence or willful misconduct, and/or (iii) any untrue statement or alleged untrue statement of a material fact contained in any of the Information or the Offering Materials, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

      The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Person is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Person hereunder (whether or not such Indemnified Person is a party thereto), unless such Indemnified Person has given its prior written consent or the settlement, compromise, consent or termination includes an express unconditional release of such Indemnified Person, satisfactory in form and substance to such Indemnified Person, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding.

      If for any reason (other than the gross negligence or willful misconduct of an Indemnified Person as provided above) the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company, to the fullest extent permitted by law, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities, losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Jefferies on the other, from the Transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Jefferies on the other, but also the relative fault of the Company and Jefferies, as well as any relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all claims, liabilities, losses, damages and expenses shall not exceed the amount of fees actually received by Jefferies pursuant to the Agreement with respect to the Transaction. It is hereby further agreed that the relative benefits to the Company on the one hand and Jefferies on the other with respect to any Transaction or proposed transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company's shareholders, as the case may be, in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, bears to (ii) the fees actually paid to Jefferies with respect to such Transaction. The relative fault of the Company on the one hand and Jefferies on the

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                                   SCHEDULE A

other with respect to the Transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Jefferies and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      No Indemnified Person shall have any liability to the Company or any officer, director, employee or affiliate thereof in connection with the services rendered pursuant to the Agreement except for any liability for claims, liabilities, losses or damages finally judicially determined to have resulted solely as a result of such Indemnified Person's gross negligence or willful misconduct. In no event shall any Indemnified Person be responsible for any special, indirect, punitive or consequential damages.

      In addition, the Company agrees to reimburse the Indemnified Persons for all expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any action or claim for which indemnification or contribution may be sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party. If any of Jefferies' personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against Jefferies, the Company or the Company officers, managers or directors, the Company will pay Jefferies (i) with respect to each day that one of Jefferies' professional personnel appears as a witness or is deposed and/or
(ii) with respect to each day that one of Jefferies' professional personnel is involved in the preparation therefor, (a) a fee of $4,000 per day for each such person with respect to each appearance as a witness or for a deposition and (b) at a rate of $400 per hour with respect to each hour of preparation for any such appearance and the Company will reimburse Jefferies for all reasonable expenses incurred by Jefferies by reason of any of its personnel being involved in any such action.

      The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration of the Term, (iii) shall apply to any modification of Jefferies' engagement and shall remain in full force and effect following the completion or termination of the Agreement, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Jefferies or any other Indemnified Person and (v) shall be binding on any successor or assign of the Company and successors or assigns to the Company's business and assets.

      If the Company enters into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities, the Company shall provide for the assumption of its obligations under this Agreement by another party satisfactory to Jefferies.